EXHIBIT 23.1





                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS




Board of Directors and Stockholders
Barringer Technologies Inc.


     We hereby consent to the incorporation by reference in Registration Statements Nos. 33-78888 and 333-11629 of Barringer Technologies Inc. on Forms S-3 and Registration Statements Nos. 333-25573 and 333-35133 of Barringer Technologies Inc. on Forms S-8, of our report dated February 9, 2000 relating to the consolidated financial statements and schedule of Barringer Technologies Inc. and subsidiaries appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1999.



                                                                BDO SEIDMAN, LLP


Woodbridge, New Jersey
March 24, 2000